SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update our Current Report on Form 8-K filed on October 12, 2018 (the “Original Report”).   The purpose of this amendment is to amend and supplement the disclosure provided in Item 8.01 of the Original Report to reflect additional developments related to the Interim Award issued by the arbitrators on October 5, 2018 in the ongoing arbitration between our subsidiary, J.B. Hunt Transport, Inc., and BNSF Railway Company (“BNSF”).  Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged.

ITEM 8.01.      OTHER EVENTS.

On November 5, 2018, BNSF filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q in which BNSF disclosed its calculation of the revenue division adjustments BNSF claims are required by the Interim Award for the revenue collected under our Joint Service Agreement with BNSF during the period at issue in 2016 and calendar year 2017, which is subject to the ongoing arbitration. BNSF claims we owe in excess of $100 million, consisting of additional revenue for this historic period and certain charges for specific services for customers from April 2014 through May 2018.

We disagree with BNSF’s application of the Interim Award and dispute its claim. As required by the Interim Award, we will submit to the panel our calculation of the adjusted revenue divisions for this period under our application of the Interim Award. The panel may then issue an additional interim award as appropriate.

As stated in the Original Report, the details of the Interim Award are confidential; however, we are pleased with several determined components of the Interim Award. The parties are required to submit additional information requested by the arbitrators over the next several months to decide the remaining unresolved matters, including the revenue division adjustments for 2018 and going forward. However, we incurred an $18.3 million pre-tax charge in the third quarter 2018 related to certain charges claimed by BNSF for specific services requested for customers from April 2014 through May 2018. While the parties disagree on the other financial implications from the Interim Award, we believe such implications will not be fully determined until the arbitrators issue additional award(s) following their review of each party’s requested additional submissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 5th day of November 2018.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee
Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)